COVENANT TRANSPORT
                                                         Moderator:  Joey Hogan
                                                           07-23-03/10:00 am CT
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                               COVENANT TRANSPORT

                              Moderator: Joey Hogan
                                  July 23, 2003
                                   10:00 am CT


Operator:      Good morning. My name is (Heather) and I will be your conference facilitator today.

               At this time, I would like to welcome everyone to the Covenant Transport's Second Quarter Earnings Release.

               Our lines have been placed on mute to prevent any background noise.

               After the speakers' remarks, there will be a question and answer period. If you would like to ask a question during this time, simply press star, then the number one on your telephone keypad. If you would like to withdraw your question, press the pound key. Thank you.

               I will now turn the conference over to Mr. Joey Hogan, Chief Financial Officer. Sir, you may begin.

Joey Hogan:    Thanks, (Heather) and good morning to everybody.

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               I will begin with some financial statistics and our current expectations regarding the remainder of the year, then David will follow up with his perspective of the quarter and the current freight environment.

               I will state in advance that this call will include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As well as this information is in accordance with the company's current expectations and is subject to certain risks and uncertainties and we would encourage you to review those risks in the company's latest 10K and other securities filings.

               I will to begin with some miscellaneous financial information that was not covered in our press release:

               First, fuel surcharge revenue was $6.5 million in the quarter versus $3.2 million last year. Additionally, other accessorial revenue was $2 million this quarter versus $2.3 million last year.

               We ended the quarter with 354 on our operators, which was 10% of the fleet, as well as 10% of the miles both this year and last year.

               Capital expenditures were only $2 million during the quarter, and that's a net, on a net basis. Regarding expenses, our after-tax cost per mile increased $0.012 per mile to $1.11 a mile. The main item affecting our cost versus year ago is the insurance and claims area. A higher than anticipated accident rate along with some adverse development in some older claims combined with our desire to increase our reserves as a result of a higher deductible that went into effect March 1, resulted in a $.016 per mile increase. We continue to work diligently in this area from re-evaluating our hiring practices, safety programs and training programs.

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               We fully expect that the amount of emphasis, focus and decisions that have been made in this area will produce results.

               Diesel prices averaged $.13 per gallon higher than the second quarter a year ago resulting in fuel expense increasing $2.4 million versus a year ago. We were able to offset that increase with $3.3 million in more fuel surcharge, while our purchase commitments and hedge program produced no major differences versus a year ago. This produced a net cost of fuel per company mile of $.184 versus $.188 last year and positively impacted our earnings for the quarter by about $.01 per share.

               From a balance sheet perspective, we had several positive trends continue. Our days of sales outstanding in receivables are at its lowest level since October of 1999. In addition, with only $2 million of net capital expenditures during the quarter, we were able to pay down about $20 million of debt, producing a debt to total capitalization ratio of 20% as of June 30.

               Our off balance sheet debt, which is principally operating leases for tractors and trailers, increased slightly to $95 million as of the end of the quarter. We expect our net capital expenditures to be $45 to $50 million for the year.

               Regarding our expectations for the remainder of 2003, we expect the following trends: 1) our tractor count will work its way back to year-end 2002 levels by the end of the year; 2) utilization will be flat with a year ago; 3) rate per total mile will be up around 2%.

               On the cost side, due to higher truck acquisition costs and lower fuel economy due to the new engines, higher than anticipated insurance and claims expense, as well as we expect diesel prices to be at current levels, we expect our after-

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               tax costs per mile to be up about $.02 per mile in the second half versus the second half of last year. These assumptions produce quarterly freight revenue of $140 to $145 million and earnings in the $0.24 to $0.28 per share range for each of the remaining quarters.

               That's the end of my comments, and I'll turn it over to David at this time.

David Parker:  You know, even though we are disappointed in our performance for the quarter, you know, our operating ratio was not able to improve during the quarter, even though we did grow earnings by $0.01 over a year ago. You know, we had a weak freight picture and higher than desired insurance costs that Joey talked about earlier, but regardless of the freight picture, you know, we and our industry have got to continue to raise these rates, and I think it's what we're all seeing out there with all the carriers attempting now to get higher rates.

               This quarter experienced some highs and some lows from a freight perspective. From a utilization standpoint, after a flat April, April was just kind of okay. It was okay. May was down versus a year ago about 6%, so we really got hit in the month of May, and really saw a decrease in the freight environment, a very weak period. But June rebounded nicely. And you know, if July continues on its current pace, we will be flat with about a year ago. But do remember that June and July of last year were very good freight months. So we have seen a reversal of trends over the last 6 weeks. That's about the first week of June. I'm very satisfied and very happy with what I'm seeing in the freight business for the remainder of June and also for all of July.

               Due to the soft economic environment and due to comparing to a much better freight environment last year, our utilization and non-revenue miles did suffer. Our utilization, or miles per tractor, for the quarter decreased 2.5%. Although

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               the size of our team fleet has remained constant for the last 4 quarters, our utilization decrease was not as dramatic when you consider that we operated the second quarter with about 100 fewer teams than the second quarter of a year ago. Adjusted for the percentage of teams, on an apple to apples basis, we view that utilization was about flat for the quarter as compared to a year ago. Additionally, the freight environment combined with a 100 mile per load reduction in our length of haul resulted in our deadhead of non-revenue miles that was up about 100 basis points to 8.0% from 7.0% last year.

               For the quarter, our top 100 accounts represented 72% of total volume, and we grew them by about 21%. We have 20 new accounts in the top 100. Excluding the new accounts, the remaining top 100 were up 5%.

               For the quarter, transportation was 33% of our revenue. Retail continues to grow. It's up to about 17% of our business. Manufacturing is 13%; Consumer Goods 8%; Floor coverings 8%; Food & Beverage 8%; Housing and Paper Products Packaging 4% each; Auto 3%; and Electronics 2%.

               The second quarter marks the fifth straight quarter of our rates increasing over the comparable period of a year ago, with our rates increasing about $.03 per mile or 2.3% over last year. As I stated earlier, our goal of growing our earnings will be led by our efforts to increase our yields. Raising our rates is our number one goal to restoring our profitability back to the way it was it used to be, and I fully expect our rates will continue to increase.

               Drivers a little bit, we continue to keep almost all of our trucks seated with drivers, excluding some wrecked trucks. We have about 70 unmanned trucks. Based on our state of plan of constraining equipment growth until our profitability reaches certain levels, we do not expect to raise our driver pay

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               during 2003, but as part of our safety evaluation, we are
               considering some types of compensation programs aimed at improving our safety profile.

               You know, a little bit on the new engines. You know, were running now about 200 or 257 new engines that are in service, and this will grow to 1,600 by the end of the year. Ninety-nine percent of these are Detroit engines. We've got a few commons but the vast majority of them are Detroit engines. And we are currently very pleased with the performance of these engines versus our expectations. And our expectations were in pretty good shape going into it.

               These trucks are not breaking down beside the road. We're thrilled with that. I mean they're, it's not hampering our service at all. The only negative that we've got is that we are seeing a 3% fuel degradation. We're not seeing any increase in maintenance costs, I mean just nothing to speak about, although we do realize that this is early in the process of these engines.

               So I think that the four things you can probably take away from this right now is that the last seven week, I'm happy with what I'm seeing in the business environment, that's one. Number two, rates are going up and rates are going to continue to go up. Number three, the driver situation is in good shape, even though there are some valleys out there, that, you know, we are sensing a little bit of a driver situation, I think as the industry is sensitive there. We're sensing that also, so we're having to work harder to make sure that we've got the drivers, but thus far, it's something that's very manageable. And number four, the new engines so far, we're very, very happy with the engines.

               So we'll go ahead now and open it up to anybody that's got any questions of us.

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               (Heather), are you there?

Operator:      Yes, sir.  At this time, I would like to remind everyone in order to ask a question, please press star and the number one on your telephone keypad. We'll pause for just a moment to compile the Q&A roster.

               Your first question comes from (Justin Yagerman).

(Justin Yagerman): Hey, guys.  How's it going?

David Parker:  Hi, Justin.

Joey Hogan:    Hey, Justin.

(Justin Yagerman): Just wanted to, you know, just get your thoughts. You know, initially you guys were anticipating $80 million in net Cap-X for the year. And what's really kind of driven that assumption down so far?

Joey Hogan:    A couple of things. One main issue has been the Volvo deal, which was announced a couple of months ago. The financing of that transaction, we have no, zero, residual risks in that transaction, and so versus a truck that you may buy or a truck that you may enter into an operating lease with that has a residual agreement trade back guarantee, if you will, our Volvo deal does not. So basically, we're renting a truck from Volvo, and that's a significant difference on 500 pieces of equipment.
               So that is a big chunk of it.

               And another chunk of it is our (TIP) transaction, which we disclosed in our 10Q in the first quarter. We completed that also during the quarter, and that's for 3,500 trailers that also have no residual obligation on our behalf. Again, those are trailers that we are renting as well.

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               So (Justin) when you put all those, when you put those two principally in the hopper versus what we had expected at the beginning of the year, that's a significant impact to our capital expenditure budget for the year.

(Justin Yagerman): Okay. And I guess my next question is just on rates going forward. I mean, you guys along with most of the rest of your peers have kind of posted pretty good improvement, you know, in terms of your rates for the last four or five quarters or so, and it's been going strong. But, you know, I mean throughout most of that, you saw utilization kind of gradually improving a little bit. How do you feel about that going forward in terms of as the utilization kind of get a little harder, you know, in terms of the leverage that you guys have for getting rates going forward?

David Parker:  (Justin) you're going to see rates increase, and I personally think even though it's not, you know, in our budget or anything like that, I mean I think there's some great opportunities from the pricing situation. I think that you got the whole industry, I think it was led by J.B. Hunt about two years ago, and, you know, and they started seeing fruition out of that, especially in the last four quarters, maybe even before that. But you've really seen some nice fruition coming out.

               With the discipline that they have really started, and I think that that has basically, I don't know if the word double-wham, but it's allowed all of us to get some religion. I think that you started seeing it from Covenant from a standpoint of this time last year, saying I'm going to tell you will not grow. We have no desire to grow. We will not add no trucks until profitability gets to where we want to, and that's at a 90 type of operating ratio. That's where we're going to operate this company at, at least at that number.

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               And so therefore, the way in which to do that is going to have to be on the rate side.

               And so we got that last maybe fourth quarter last year it came to conclusion that we're going to hit these rates very, very hard no matter if it meant that we'd have to go back a step or go two steps forward, then so be it. These rates are going up. And then, really in the last two months is really when we started delving in to all of the aspects, and I think you saw it on our conference call last quarter, where we talked about our strengths and our weaknesses. Our strengths are in the long haul, our strengths are where from a rate standpoint, our rates are, in my opinion, on a scale of one to ten, they are a nine on the long-haul freight. Matter of fact, most of our competitors need to catch up with us from that standpoint of the long haul.

               But we've got a lot of room on the short-haul side of it. I think that our rates could be adjusted down $0.10 a mile in the short haul, and you know, you'd have to do the math to see what that equates to, bit that's just what my gut tells me. And I think there's that much opportunity to raise those rates. And we're going to raise those rates, so on the short haul.

               So that's a negative that I'd allowed it to get that far behind. That's where I believe our competitors are. But the positive side of it is that there's some great room for opportunity as we now have learned what our lessons are.

               Does that answer you?

(Justin Yagerman): Yeah, thank you. I'll turn it over to somebody else. Thanks a lot, guys.

David Parker:  Okay (Justin).

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Operator:      Our next question comes from (Chaz Jones).

(Chaz Jones):  Good morning, David.  Good morning, Joey.

David Parker:  Hey, (Chaz).

(Chaz Jones):  Just to get back to insurance, Joey, you mentioned another, a number of issues that are impacting that line item. Could you give any type of guidance for how we should expect that to trend the rest of the year? I mean, it came in at 7% of revenue during the quarter. Is that a number that we should see moving forward?

Joey Hogan:    Yes.  I think we'll be disappointed if it stays at that, but I know our goal is to improve that. But for modeling purposes, I can't blame anybody to continue at 7% until we see the results of that, to see the results of our work. So, I think it would be wise to keep it at that level for a while.

(Chaz Jones):  Okay.  So if you looking forward to let's say third quarter, if accident experience is a little more favorable, could it come in in the 6-1/2% range?

Joey Hogan:    Sure.

(Chaz Jones):  Okay.

Joey Hogan:    Sure it could, yeah.

(Chaz Jones):  Okay. Another item I wanted to touch on quickly was driver pay.
               I know at the beginning of the year, you know, you mentioned it in the conference call as something that perhaps you might have to take out by the end of the year, and I think in the second quarter, you kind of retracted on that a little bit. Any
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               update there in terms of, you know, potential driver pay increase in the second half of the year?

David Parker:  (Chaz) as we speak right now, we do not believe  that we will have to raise driver pay, and that's really pitiful that we, anybody in this industry is bragging that we don't have to raise the driver pay. They all need a raise, but we've got to be able to get it from our customers first before we give it to them. But we don't believe that we're going to have to raise driver pay.

               We are looking at some safety issues on the pay that will be a win/win. It's kind of what we're looking at are some safety bonuses if you don't, if you meet a standard, you'll get some more money. But if you don't, then you won't get the money. So you know, we don't see that as a negative. But we probably will play with some stuff on that to encourage and to reward the ones that are doing the good jobs out there. But it won't be across-the-board type raises. And we just don't feel that we have to right now. I do believe that all the models probably starting between now and sometime, you know, in the middle, this time next year, there are going to have to be some driver pay increases.

(Chaz Jones):  Mm hmm.

David Parker:  But I just don't think in the next six months that we have to do that.

(Chaz Jones):  Okay.  Shifting to equipment, with the replacements coming on in the second half of the year, could you just kind of refresh us in terms of, you know, D&A, in terms of. I think it was a penny to a penny and a half, or somewhere in that range that we're going to see the depreciation go up once those trucks came on. Could you just kind of refresh us there, Joey?

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Joey Hogan:    We said that the impact of the new engine to us would be about
               $0.02 to $0.025 a mile, and you have to remember that it takes two to three years to turn your whole fleet to get all our fleet in the new engines. So the $0.02 to $0.025 a mile would be gradual, say beginning with this year throughout next year and into early '05.

               So, and the plan of that, or the spread of that, obviously, depends on your flow of your trade, and so what we said for this year is we thought it would be close to a penny this year, a good other penny next year, and then the difference would fall into early '05. Now I haven't changed that, number one. And that's the first thing.

               The second thing is remember the $0.02 to $0.025 in total is comprised of fuel economy impact, which was about $0.12 to $0.13 cents of the $0.02 to $0.025. The fuel is a good half of it. So you're going to see the fuel expense all thing equal, price per gallon, fuel economy, absent new engine, all things equal, you'll see fuel expense go up by, you know, some amount, you know, let's say $0.012 a mile gradually again as we trade the fleet. The difference is between depreciation and interest expense to the extent that you buy the truck versus leasing it.

               So, you know, you've got three areas of income statement that the new engine has impacted, fuel, depreciation, and interest expense. And I think right now, you know, we've been at that roughly $0.095 to $0.105 cents a mile top number so far this year. And, you know, it might trickle up. Depreciation specifically may move up a little bit in the second half, principally because a lot of the dollars that we have to spend to prepare all this equipment to trade it. And that's where a lot of the dollars are increased. But we, in our own internal expectation, we have our fuel expense going up, you know, beginning of the third quarter, again all things equal, running into next year.

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(Chaz Jones):  Okay, and one last question.  Then I'll turn it over to someone else. Could you maybe just talk about the trends you're seeing in your dedicated and your refrigerated segments.

David Parker:  Yeah, the refrigerated segment of out business continues to go very nicely. We're very, very pleased with that. You know, we're actually putting some more refrigerated trailers into that segment as a mix, not total growth, but as a mix because of the results that are out there. And so we're very happy we see those trends continue. We see some great opportunities out there on the refrigerated side better than we ever have. So we're very, very pleased with that.

               On the dedicated side of it, (Chaz) we're basically flat on the dedicated side. We lost a couple of accounts, and we brought on a couple of accounts, and we basically have just remained flat. There's two ways to look at that. You know, we've only got one sales person that is selling dedicated, and we're evaluating that, whether that's wise or not because it's very profitable, our dedicated. I mean, it's operated very, very nicely, and we probably need to grow that from a sales standpoint over the one because we're just being where it's taking, this year it's just taking too long to get the contracts done, and it seems like the customers are taking longer and longer periods of time to make their decision up. But not only that, there's a lot more competition now. Every truckload carrier there is out there is going after that dedicated business. That's one, and the B) our profitability is very nice on that, and maybe we're trying to make too much money on the dedicated side. I'm not sure. But we need to determine and kind of start to evaluate that to see. But we're happy with it, but we just want it larger is what it is.

(Chaz Jones):  Okay, I appreciate your time, David, Joey.

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Operator:      Your next question comes from (Tom Albrecht).

(Tom Albrecht): Hey, guys.

David Parker:  Hey, (Tom).

Joey Hogan:    Good morning.

(Tom Ablrecht): Wanted to just ask you a little bit about -- I know it's subtle differences, but your transportation partners as a percentage of your revenues has come down slightly over the last year or so. It used to be kind of 36% to 38%. This quarter was 33%. Is that a conscious decision by you to maybe downplay some of your traditional partners? Certainly, retail used to be less than 10; now it's 17. Can you just describe the opportunities between those two sectors, I guess?

David Parker:  Yeah, really what we're doing, (Tom) with flat, with flat fleet growth, we're basically just looking at what segments of the business that we can see the best returns on. And the two segments that right now are, you know, that are at least getting equal now to the transportation side of it is our refrigerated business and then our retail business. And so that's why you're seeing some growth in those two areas, maybe even at the sake of the transportation side of the business, as well as, keep in mind that we love that transportation side, but it also has some logistics business in there that we're very proud of. But some of that logistics in there is business that I don't' care if we lose or keep.

(Tom Ablrecht): Okay, and when you say logistics, you mean brokerage?

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David Parker:  No, no because we do have that, you know, when interests you see it drop and some broker, that goes under broker. But let's say that it's a peer of Midlow logistics.

(Tom Ablrecht): Okay.

David Parker:  In other words, they are really, truly managing at Hewlett
               Packard, and they're really managing it. We put that in our transportation side of our business because we look at them, I just as well Midlow owe me money as I would, you know, the LTL company or an air freight company owe me money. So we've put them in that category because we're proud to do business with them. But some of the refrigerated and retail business is better than some of the logistics business.

(Tom Ablrecht): Okay.

David Parker:  So that's, that's really what you're seeing is just seeing a tradeoff of trying to realize and know where our most profitable yields are and attempting to grow those areas.

(Tom Ablrecht): Now, so can we infer from that then if you're going to continue to grow your retail, then your trailer and tractor ratio should continue to inch up a little bit.

David Parker:  I would agree with that statement.

(Tom Ablrecht): Okay.  And then, in terms of length of haul, I mean, the reefer market historically has had a lot of longer haul situations.

David Parker:  Yep.

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(Tom Ablrecht): Retail has really gravitated towards the shorter regional and too early to make a call there. I know you mentioned it's down about 100 miles, but, you know...

David Parker:  Where's it going?

(Tom Ablrecht): Yeah, where is it really going?

David Parker:  Yeah.

(Tom Ablrecht): I mean, if you really get excited about retail, then that would suggest that...

David Parker:  That's right.

(Tom Ablrecht): ...your teams are not going to grow for many, many years.

David Parker:  No, I see a couple of things. Number one, our refrigerated side of our business is growing with length of haul. It's up about 100 miles. Keep in mind it's only about, whatever, 14% of our business of something. But the refrigerated side of the business is growing in length of haul. A lot of it has to do with what you just said there.

               And then the, our team, we feel comfortable that we could add, and our goal right now is to add about 100 to 200 teams to our fleet. As we speak, we're in the process of going down that road, and we think by the fourth quarter that we'll start, that you'll start seeing some numbers on the team side continue to grow, because we're having more and more customers that want the team. And so we believe there are some great opportunities out there.

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               The third part of that equation though, (Tom) is that as we, I believe on the last quarter, we talked about this "tweener" freight where Covenant has got the great opportunities at, and we will do one of two things that you're going to see. It's one of the areas that's got great opportunities for rate increases that I think you'll start seeing in the coming months, maybe by the rest of this year is that we're either going to be paid for this "tweener" freight or give me zero to 500 mile lift of haul for the single. One or the other.

               I mean our goal, quite frankly, is to produce a lot greater revenue on those trucks, on those single trucks, and we're going to do that. If that means they only pay us for the "tweeners", and a "tweener" to me is somebody that wants to give you a load that's a 700-mile length of haul, it's a two-day trip, then they need to be paying me for two days, and that's what we're selling.

               And so I see that length of haul coming down unless they pay us. But if they don't, then you'll see it coming down as we continue to migrate. And that's what you're seeing the length of haul to the zero to 500 mile length on that segment of our business. Did you understand what I said?

(Tom Ablrecht): Yes, I do, and that's a good explanation. Let me follow up then. When I think of team service, I think of two of the better traditional sales opportunities being in the near airfreight market, and expedited LTL. Are there some other market opportunities for team service that maybe we as investors are overlooking?

David Parker:  Probably the third thing on that, there equation there (Tom) is that imports, just pure truckload, whether it's, you know, electronics or paper products, I mean, imports off the West Coast are growing very, very nicely. And there is tremendous opportunity out there for our team drivers just in our regular parts of our retail and paper and packaging, and reefers, and all that kind of stuff

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               segments. So even though the first two, ping, ping, ping,
               airfreight, LTL, we don't' need to ignore the power of what the Southern California, Los Angeles area has.

(Tom Ablrecht): Okay. All right, well that's a good explanation. What is the value added there? Is it just that you're a little faster than the rails, because we also think of that as their big success story?

David Parker:  Oh, I mean without question. (Tom) we have numerous, numerous retail companies that we are their import "air freight", and in the way in which they are looking at it, if there is freight that would have gone on air, or one that's questionable, whether they ought to put it on air, they are substituting our team service on dedicated at rates that are equal to any of our other team freights.

(Tom Ablrecht): Okay.

David Parker:  And we've got numerous of those accounts.

(Tom Ablrecht): Okay, well good. I appreciate that explanation, David. Thanks.

David Parker:  Okay.

Operator:      Your next question comes from (John Barnes).

(John Barnes): Hey, guys.  How are you?

David Parker:  Hey, (John).

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               Now, rates have begun to go up, and that's a great thing. I think
               I'm looking, you know, for an answer to two questions One, where do you think you begin to get any pushback at all on rates; and two, is there a major contract or piece of business coming up for bid in the near term that will give us an even better idea of industry, you know, wide rate increases and the opportunity that you`ve talked about?

David Parker:  (John) on the second question, I don't know of any major contracts that are coming up out there. I mean, the Wal-Mart deal that's got finished, and I think that if you were to study that, that rates were definitely increased on the, I know the ours did, but anyway, on the Wal-Mart side of it. No, I think that this rate issue is virtually what you have seen on the J.B. Hunt world. I think it's one animal at a time. I think it's one step at a time. And I think that you've got to be as concerned about the customer that gives you one load a day as the customer that gives you 20 loads a day, and it's a lot of baby steps. And I think that that's the reason why you saw it. I keep saying Hunt because Hunt's the leader in this thing, and it's a thing that we're all trying to follow.

               But I think that the reason why you started hearing them say stuff really about, I know it's six months before they started seeing it. Then when they started seeing it, you started seeing quarter after quarter for about seven or eight quarters that there's some phenomenal quarters because of all those baby steps that are happening.

               I can tell you that we're on the street dramatically as of this week doing that exact thing on the "tweener" stuff that we're calling "tweener", and thus far, you know, today's Wednesday. We've been on it for three days. We're very happy with what we're hearing from our customers. Matter of fact, we had one that would beat the crap out of us for two or three years, and I'd have more mad sessions with them that I'd good sessions with them, to be honest
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               with you. And we had a meeting with them yesterday, and I found two things interesting. Number one, I didn't have to explain what we were doing. They called us the J.B. Hunt of the East, which to me was a great compliment. So the groundwork was already laid at this particular account.

               And number two, as we gave them an example, I'll give you the example. A load from Arkansas to Chicago, for our rates $1.25 a mile. It's a "tweener" run, over 500 miles, not quite 1,000. Takes two days to get off. Our rates are $1.25. We told them in our meeting that our rates was going to $1.70 a mile. They did not fall out the chairs. They did not die. The only thing that they said there, and where their concern was was not what the rate was. They said we may give you some more long-haul freight, which is fine with us. You may not take the Chicago freight if we can find another carrier, but what we want you to do is do not give us less capacity. And that's what they said. Then we gave them the option. We said, "Listen, do you even want us to put this $1.70 rate in to Chicago and you just control where you're going to send us to?" They said, "No, put the rate in to Chicago, but make sure that you're going to continue to give us five trucks a day out of Arkansas."

               That's an example of how we're attacking it, little step by little step.

(John Barnes): Okay.  And then, my next question.  I know you've talked about no net fleet additions to your business until you get to kind of a 90ish or more, the bonus depreciation that's in effect given the new tax rules. Does that change your mind in terms of accelerating fleet replacement to take advantage of that, or is there anything like that you may look at taking advantage of ?

David Parker:  No, no.

(John Barnes): No changes at all to take advantage of that?

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David Parker:  No.

(John Barnes): Okay.  That's what I've got.  Thanks, guys.

David Parker:  Bye, (John).

Operator:      Again, in order to ask a question, please press star one on your telephone keypad.

               Your next question comes from (Michael Mechonic).

(Michael Mechonic): Good morning, David.  Good morning, Joey.

David Parker:  Hi, (Michael).

Joey Hogan:    How are you doing, (Michael)?

(Michael Mechonic): Most of my questions have been answered, particularly as it relates to insurance. I did have one, though. One of your competitors on a recent conference call mentioned that they were starting to see what they thought was firming in the manufacturing sector, and that was coming from a client. With 13% of your business in the manufacturing sector, are you seeing that too, David?

David Parker:  Yeah, we are seeing the manufacturing side of our business, at least they're not dying. I mean, at least it's not the conversations that we're having that they're wallowing in the mud all day long. We are at least starting to have some questions of opportunities on the manufacturing side. So, you know, I guess the first thing that's got to happen on manufacturing is that they've got

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               to get over their depression before they start seeing the good stuff come. But I think that's kind of where it's at, is they see some hope now. It's kind of like us seeing a big light at the end of the tunnel. And now, I think they are at least starting to see a light in the tunnel. And I think the next few months, the great opportunity that the manufacturing side is going to start suffering some.

(Michael Mechonic): Okay, but we're not over the top there yet.

David Parker:  I don't think manufacturing's over the top yet.  No, I think the light is just now starting to shine into a dark tunnel for them.

(Michael Mechonic): Okay. And, Joey, just two housekeeping items. Did I hear you right? You said owner/operators were 354?

Joey Hogan:    Yeah, at the end of the quarter.

(Michael Mechonic): Okay. And length of haul is down about 100 miles. Do you know what the number is precisely?

Joey Hogan:    It's a little less than 1,100 miles.

(Michael Mechonic): Okay. That's what I thought. Okay. That's it for me. Thanks.

Joey Hogan:    Okay (Michael).

Operator:      Your next question comes from (Donald Bruten).

(Donald Bruten): Morning, guys.

David Parker:  Good morning, (Donald Bruten).

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(Donald Bruten): Well, just don't call me late for dinner.

David Parker:  There you go.

(Donald Bruten): Couple of quick things. First of all, first question is for
               David. David, can you give us a little bit of color on your baby steps? As you're getting increases in a loaded rate per mile, how much of that is, I'm just going on a demand to be paid, was there any mix? Because what I'm hearing is that it was pretty much what you were demanding to be paid.

David Parker:  Right. I mean that, what you have seen thus far, you have seen us the last couple of quarters producing whatever, 2.2%, 2.3% kind of numbers and those say 2% kind of numbers in the last couple of quarters, (Donald) have really been, have really been numbers that we just went in and knowing that we had to get more, knowing that insurance, knowing that trucks, knowing that depreciation and doing the sales job that we're supposed to do, and not having the conviction of the "tweener" as we do today, if that's what you produced in the first and the second quarter at just regular negotiations.

               What is going on now is that we're going out to every customer that we have identified as "tweener" freight, and we're going and having discussions with those, no matter if we just raised their rates in April and got 2% in April, we are having another discussion with them that we have to address the "tweeners." Now without trying to run off all their freight, because that's not our goal. Our goal is to do one of two things. A) pay me for these "tweeners" even though you just gave me one three months ago. I need another one on the "tweeners." Or B) take the "tweeners" away from me, and either give me short haul or long haul on length of haul that allow me to produce revenue that I want to produce.

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               That's what you're seeing starting this week, and, you know, I can only say that it's only three days, but I'm very happy. I mean, we have not got kicked out of any meetings. The shippers have been very good, and you know, so I'm very pleased. But three days don't make six months that I'll be working on this either.

(Donald Bruten): Oh, sure, sure. And everyone in the industry is obviously pushing on rates as they have to just to keep margins even studies, given the cost pressures that everybody in the industry is seeing.

David Parker:  I agree with that. But the thing, it started with Covenant,
               (Donald) the thing that the whole industry has got to do so (unintelligible) that receive 2%, 2.3%, 2.4%, I mean thank God for it. I mean, I'm happy for it. I don't want to sound negative. But us carriers that have received those kind of numbers, have not done a good enough job. We have not identified what is hurting our industry on these "tweeners" and us carriers, as we identify that, we need to do something about it, and when we do something about it, then in my humble opinion, you're going to start seeing 4% and 5% or 6% kind of numbers.

(Donald Bruten): Do you think that your drop in asset utilization was simply economic related, or do you think that there may some customers we pushed on rates and the short term reaction was less loads?

David Parker:  No, I don't think so.  I really don't.  I mean, April was okay.
               We were pleased with April. I mean, when we hit Joey's budget, and, you know, we kind of, we were pretty happy with the month of April, at least from an expectation standpoint. But then we got into May, and May did the opposite. I mean, it wasn't the month that it should have been, and I've heard that from other carriers as the month was progressing, that I started hearing it from
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               some of y'all that (unintelligible) the carriers that you know, this month of May just isn't popping the way that it should be popping. Then I started hearing about some analyst report that, you know, retail numbers, inventory levels have gotten a little high, and then I started hearing, you know, all through the month of May that a lot of your retail companies were saying that our same store sales are going to be on the low end of side in the month of May.

               So I started adding two and two together, and thinking well, that's probably what we were sensing. And then we started getting the tax cuts, started getting the pay checks, and I think that just started, has started working its way through the system now, because we started seeing the about tenth of June, and I can only say since the tenth of June until whatever, what's today, the 21, or I don't know, whatever, the 23 of July, if the rest of the year is what we have spent for the last six weeks, me and you both will be happy.

Joey Hogan:    Because remember (Donald) we've been saying since last fall, when we started talking about our expectations for this year, I can go back that far I know, not saying this as an excuse, but we identified that the first half, particularly the second quarter was going to be a difficult comparison utilization-wise versus last year.

(Donald Bruten): Mm hmm.

Joey Hogan:    And last year from April, end of March, all the way up to July for us and our model, was a very good shipping period. It's just that the, well now to your questions, we said on our April call, which was pretty much what we said in October, that second quarter utilization would be down 2% to 3%, and it's come in at, we said revised we said it was going to be down 3% to 4%. The economic issue is the difference between down 2% to 3% and down
               3% to
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               4%. We expected it to be down back in the fall if the economy didn't turn in any measurable way. And it hasn't. I mean, what we're saying, and then what David has said is since we've made our pre-announcement, there has been a measurable move from the April/May time period over the last six weeks. It has been a measurable difference. And so, is it turning? I don't know. Only time will tell, but obviously, the more weeks that add on to it, we get more excited.

(Donald Bruten): Fair enough, fair enough. A little housekeeping. I know we beat around on insurance claims a bit and I know you increased the retention. I kind of have been expecting the insurance claims to peak at this $0.07 on all miles kind of a rate, and it was what $0.079 a mile this quarter. Should I be modeling, Joey, for it to be $0.07, or I should really be looking at more like $0.08 kind of a range. What are you budgeting?

Joey Hogan:    I think (Chaz), I think it was (Chaz) asked me -- I'm looking back at my notes here.  I don't remember who it was.

(Donald Bruten): He asked you on a percentage basis.

Joey Hogan:    Yeah. I think that, and I'll say again, we will be disappointed if we continue at our current levels. A prudent person would say, until we see it turn externally, y'all see it turn, that you've got to expect it to continue at that level. And I'm not, I mean I can tell you what our goals are, but I don't think that's -- I mean our goal's to improve it. I mean, we ought to say we want to be at 7% by the fourth quarter, and 6.5% by the first half of next year. We haven't done that. We just said we will and need to improve that number.

(Donald Bruten): Okay, but of course, as you bring on more self-retention, it's really much more based upon your experience,, isn't it?

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Joey Hogan:    That's correct.

(Donald Bruten): Not the, I mean, the insurance market get softer and...

Joey Hogan:    That's correct.

(Donald Bruten): ...really that's your experience.

Joey Hogan:    I'm not counting any of those.

(Donald Bruten): Did I miss something, or did lease more equipment? Because I had D&A, I mean the total D&A and equipment lease expense stayed about $0.15 a company mile, but it shifted.

Joey Hogan:    That's correct.

(Donald Bruten): D&A went down, you leased more equipment.

Joey Hogan:    That's correct.  Our D&A went down almost dollar for dollar of what our revenue equipment rental expense line went up.

(Donald Bruten): Yeah, so I think you might allow about $0.05 a mile on equipment lease, it would bring D&A down the corresponding amount, everything should balance out.

Joey Hogan:    That's correct.

(Donald Bruten): On an ongoing basis. Great, thanks guys. I'll let someone else ask a question.

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Joey Hogan:    Okay, (Donald).  Thank you.

Operator:      Your next question is a follow up question from (Chaz Jones).

(Chaz Jones):  It's actually (Dan) here.

Joey Hogan:    Hey, (Dan).

(Dan): Just curious, and if, if this is a question that you can't answer, then that's fine. I had heard that there was a change in management at the sales level, the senior sales level. Has anything, or is anything in the works there?

David Parker:  Yeah, we made an announcement. You know, that was back in
               December, where we just had the opportunity to bring on more depth, and so you have got Mickey Miller that is Executive Vice President of Sales and Marketing. I've know Mickey for about 30 years. He's been in trucking all his life, and we had the opportunity to bring him on, and we did that last December and actually made the announcement on that. Ron Pope is still Vice President of Sales and Marketing, but Mickey is the boss.

(Donald Bruten): But nothing since then, I guess, David.

David Parker:  No, no.  That was in December.

(Donald Bruten): Okay.  Thank you.

Operator:      There are no further questions at this time.

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Joey Hogan:    Folks, we just wanted to thank everybody for joining us, and we look forward to talking to you next quarter. Thank you.

Operator:      Thank you for your participation.  You may now disconnect.


                                       END